UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 29, 2011

CULLEN AGRICULTURAL HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53806	27-0863248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1431 N Jones Plantation Road, Millen, Georgia	30442
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 621-6737

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On April 29, 2011, Cullen Agricultural Holding Corp. (the “Company”) entered into a Sales Contract (“Agreement”) with Wilbert Roller, Jr. (“Buyer”) pursuant to which the Company will sell to Buyer approximately 1,035 acres of land for approximately $1,625,000, of which $100,000 was paid on signing and the balance is due on closing of the transaction.  The number of acres being sold represents approximately 93% of the acres of land currently owned by the Company and not under contract for sale.  Cullen Inc. Holdings Ltd. (“Cullen Holdings”), an entity affiliated with Eric J. Watson, the Company’s Chief Executive Officer, holds a mortgage on the land being sold and has agreed to release the Company from such mortgage in order for the Company to consummate the sale.  The Company is obligated to use a portion of the proceeds from the sale of the land to repay remaining amounts outstanding under the existing promissory note held by Cullen Holdings, currently in the amount of $693,629.  It is anticipated that the closing of the purchase will take place on or before December 31, 2011.  The Company has agreed to lease the land to the Buyer until December 31, 2011 for $50,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2011
CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Eric J. Watson
Name: Eric J. Watson
Title: Chief Executive Officer